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                                   EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Hemagen Diagnostics, Inc.
Columbia, MD

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-3 (Nos. 33-80009, 333-06147, 33-40606 and the Registration Statement on Form S-8 file No 333-03718) of our report dated November 20, 2003, relating to the consolidated financial statements of Hemagen Diagnostics, Inc. appearing in Hemagen's Annual Report on Form 10-KSB for the year ended September 30, 2003.









Grant Thornton, LLP
Baltimore, Maryland
December 22, 2003